Exhibit 10.1

PROMISSORY NOTE

$150,000	San Diego, California

September 15th, 2009

1.       Principal; Interest; Due Date. Petel Incorporated, a Delaware corporation (“Petel”) for value received, hereby promises to pay to Klaus Moeller, (“Moeller”), in lawful money of the United States at the address of Moeller set forth below, the principal amount of One Hundred and Fifty Thousand Dollars ($150,000.00). Interest on the outstanding principal amount of this Note at a rate of five percent (5%) per annum shall accrue from September 15th, 2009 until the Note (principal and interest) has been fully repaid. Interest will be computed on the basis of a 360-day year of twelve (12) 30-day months. The note is payable in full by no later than September 14th, 2011.

2.       Defaults and Remedies. An “Event of Default” shall mean the occurrence of one or more of the following described events: (a) any default in the payment when due of principal or of interest on this Note whether at maturity or otherwise; (b) a Corporate Transaction; (c) the commencement of any proceeding in a court seeking a decree or order for relief in respect of Petel in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Petel or for any substantial part of its property, or for the winding-up or liquidation of its affairs, which proceeding shall not have been stayed or dismissed within sixty (60) days after the commencement thereof; or (d) the commencement by Petel of any voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or Petel’s consent to the entry of an order for relief in an involuntary case under any such law; or Petel’s consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Petel or for any substantial part of its property, or Petel making a general assignment for the benefit of creditors, or Petel’s failure generally to pay its debts as they become due, or Petel taking any action in furtherance of any of the foregoing.

If any Event of Default occurs, Moeller may at any time thereafter declare all of this Note to be due and payable immediately by written notice to Petel. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in clauses (c) and (d) above, this Note will become due and payable immediately without further action or notice. Moeller may waive any existing Event of Default, provided that any such waiver must be in writing in order to be effective.

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A “Corporate Transaction” shall mean a merger or consolidation in which Petel is not the surviving entity, except for a transaction, the principal purpose of which, is to change the State in which Petel is incorporated; (ii) the sale, transfer or other disposition of all or substantially all of the assets of Petel; (iii) the liquidation or dissolution of Petel involving all or substantially all Petel’s assets; (iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger), in which Petel is the surviving entity, but in which securities possessing more than forty percent (40%) of the total combined voting power of Petel's outstanding securities are transferred to a person or persons different from those who held such securities immediately before such merger or the initial transaction culminating in such merger; or (v) acquisition in a single or series of related transactions, by any person or related group of persons (other than Petel or by a Petel- sponsored employee benefit plan) of beneficial ownership, (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of Petel's outstanding securities.

3.       Attorneys’ Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings, or if this Note is placed for collection after an Event of Default, Petel agrees to pay all reasonable fees and costs incurred by Moeller for the collection of payment under this Note.

4.       Amendment, Supplement and Waiver. This Note may be amended only with the written consent of both Petel and Moeller.

5.       Notices. All notices, requests, demands or other communications required or permitted under this Note shall be sent to the parties hereto by courier, express delivery or facsimile transmission to the parties’ respective addresses set forth below, and notice shall be deemed given as of the date the notice is received if sent by courier or when transmitted if sent by facsimile:

If to Petel:	David Morton, CEO Petel Ltd 9 Lydden Road London, SW18 4LT

With a copy to:	Sean Goodchild, CFO

If to Moeller:	Klaus Moeller 9958 Durant Drive Beverly Hills, CA 90212

With a copy to:

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Each of the above parties may change its address for purposes of this Paragraph 5 by giving to all other parties written notice of such new address in conformance with this paragraph.

6.       Waivers. To the fullest extent permitted by law, Petel hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Moeller in exercising any right hereunder shall operate as a waiver of such right or any other right.

7.       Governing Law; Consent to Jurisdiction. This Note shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to its choice of law principles). Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of California, and (b) the United States District Court for the Southern District of California, for the purpose of any Action arising out of this Note or any matter referred to in this Note. Each of the parties hereto agrees to commence any Action relating hereto either in the United States District Court for the Southern District of California or in the Supreme Court of the State of California. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in paragraph 5 shall be effective service of process for any Action in California with respect to any matters to which it has submitted to jurisdiction in this paragraph 7. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Note or any transaction contemplated hereby in (i) the Supreme Court of the State of California, or (ii) the United States District Court for the Southern District of California, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

8.       Parties in Interest. This Note shall bind Petel and its successors and assigns. Nothing in this Note, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Note on any Persons other than the parties to it and their respective successors, legal representatives and assigns, nor is anything in this Note intended to relieve or discharge the obligation or liability of any third Persons to any party to this Note, nor shall any provisions give any third Persons any rights of subrogation or action over or against any party to this Note.

9.       Paragraph Headings, Construction. The headings of paragraphs in this Note are provided for convenience only and will not affect its construction or interpretation. All references to “paragraph” or “paragraphs” refer to the corresponding paragraph or paragraphs of this Note unless otherwise specified.

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10.       Severability. If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.       Attorney-in-Fact. Petel will, upon Moeller’s request, execute, acknowledge and deliver to Moeller such additional, further and other documents as Moeller may reasonably deem necessary to evidence and/or effectuate Moeller's rights hereunder, and Petel hereby appoints Moeller as Petel's irrevocable attorney-in-fact to execute, acknowledge, deliver and record any and all such documents if Petel shall fail to execute the same within five (5) days after being so requested by Moeller, the foregoing appointment being a power coupled with an interest.

All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words “hereof” and “hereunder” and similar references refer to this Note in its entirety and not to any specific paragraph or subparagraph hereof.

IN WITNESS WHEREOF, Moeller has executed and delivered this Note as of the date first above written.

/s/ David Morton

Petel Inc.

By: David Morton

Its: CEO

ACCEPTED AND AGREED TO:

/s/ Klaus Moeller

Klaus Moeller

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